Exhibit 16.1


                              Malone & Bailey, PLLC
                         5444 Westheimer Rd., Suite 2080
                                Houston TX 77056


June 30, 2003

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:      Intelligent Motor Cars Group, Inc.
         fka Harrison Holding's, Inc.

Gentlemen,

We have read paragraphs 1 - 3 of Item 4 included in the Form 8-K dated June 30, 2003 and are in agreement with the statements contained in paragraphs 1(i), 1(ii), 1(iv) and 3, and have no basis to agree or disagree with paragraph 1(iii), 2 and 2(i).

Sincerely,


malone & bailey, pllc
www.malone-bailey.com
Houston, Texas